Exhibit 99.1

Cynapsus Announces Positive Opinion from Data and Safety Monitoring Board on Phase 3 Parkinson’s Disease Clinical Study Allowing for At-Home Titration

TORONTO – Aug. 15, 2016 – Cynapsus Therapeutics Inc. (NASDAQ: CYNA) (TSX: CTH), a specialty central nervous system (CNS) pharmaceutical company developing and preparing to commercialize a fast-acting, easy-to-use, sublingual thin film for the on-demand management of debilitating OFF episodes associated with Parkinson’s disease (PD), announced today that its Data Safety and Monitoring Board (DSMB) has completed a review of the safety data from the Company’s Phase 3 program including both the CTH-300 and CTH-301 clinical trials. Based on the DSMB’s recommendations, the CTH-300 trial will continue as planned. In addition, as a result of the DSMB’s review of the early safety data from both CTH-300 and CTH-301, the six-month open label CTH-301 study will be amended to allow for at-home titration, after the patient’s initial visit to the clinic.

The DSMB is an independent body of experts drawn from the fields of clinical medicine biostatistics and trial methodology, which functions under a charter approved by the U.S. Food and Drug Administration (FDA) to review the accumulated data of Cynapsus’ clinical trial and to provide recommendations to the Company.

“We are very pleased with the DSMB’s positive recommendations to assess an amendment to allow at-home dose titration in the CTH-301, six-month open label safety study,” said Anthony Giovinazzo, President and CEO of Cynapsus.

“This decision is based upon the positive safety signal seen during titration in the CTH-300 double-blind 12-week efficacy study. Allowing the trial to proceed with the modification for at-home titration is expected to make it more convenient for PD patients to treat their OFF episodes. We believe this change may assist with patient compliance and allow Cynapsus to assess results in a more real-world setting,” said Dr. Albert Agro, Chief Medical Officer of Cynapsus.

Phase 3 Program Study Design

The CTH-300 study is a double-blind, placebo-controlled, parallel-design, two-part study. The study has enrolled eligible PD patients and 102 PD patients have entered the Open Label dose titration phase (DTP). In the DTP, patients arrived at the clinic in the practically defined OFF state (withholding their morning dose of PD medications) and received the lowest dose of APL-130277 (10mg). Patients were assessed to determine if successful conversion from OFF to full ON occurred. If a full ON was not achieved, patients returned to the clinic on subsequent visits and received a higher dose of APL-130277 (at 5mg increments, up to 35mg) until the effective conversion dose was identified. Those patients that turned fully ON with a dose of APL-130277 during the DTP proceeded to the dose randomization part of the study where they were randomized to receive either the effective dose or placebo. The objective of the second part of CTH-300 is to evaluate the efficacy, safety and tolerability of APL-130277 versus placebo in patients with PD over a 12-week period. CTH-300 is well powered to demonstrate statistical significant reduction in MDS-UPDRS Part III with 80 patients randomized. A sample size of 80 randomized patients allows for greater than 90% power to achieve statistical significance at the primary and key secondary endpoint. The primary endpoint is a mean change in the MDS-UPDRS Part III score at 30 minutes after 12 weeks of at-home dosing.

The CTH-301 Phase 3 Safety Study (CTH-301) is a long-term open-label, single arm safety study involving PD patients who have at least one OFF episode per day, with total OFF time of at least two hours per day. The objective of CTH-301 is to evaluate the safety and tolerability of APL-130277 in up to 200 patients with PD over a six-month period. Patients completing CTH-300 are eligible to enter CTH-301. In addition, de novo patients from approximately 65 sites in North America and Europe will be enrolled in CTH-301.

Data from CTH-300 and CTH-301 are expected to form the basis for the registration package necessary for a 505(b)(2) New Drug Application (NDA) with the FDA expected to be submitted in the first half of 2017.

About Cynapsus

Cynapsus is a specialty CNS pharmaceutical company developing and preparing to commercialize a fast-acting, easy-to-use, sublingual thin film for the on-demand management of debilitating OFF episodes associated with PD. The Company has successfully completed a Phase 2 clinical trial for its product candidate, APL-130277, a sublingual formulation of apomorphine hydrochloride, or apomorphine. Apomorphine is the only molecule approved for acute, intermittent treatment of OFF episodes for advanced PD patients, but is currently only approved as a subcutaneous injection in the United States. APL-130277 is a “turning ON” medication designed to rapidly, safely and reliably convert a PD patient from the OFF to the ON state while avoiding many of the issues associated with subcutaneous delivery of apomorphine. It is designed to convert all types of OFF episodes, including morning OFF episodes, often considered the most difficult to treat. Cynapsus has initiated its Phase 3 clinical program for APL-130277, relying on the abbreviated Section 505(b)(2) regulatory pathway in the United States, and the Company expects to submit an NDA in the first half of 2017. For additional company information, please visit our website at www.cynapsus.ca. For more information about the Phase 3 studies, including enrollment criteria, please visit the following website: http://cth300and301trials.cynapsus.ca/

Forward-Looking Statements

This announcement contains "forward-looking statements" within the meaning of applicable securities laws, including, without limitation, the Company’s expectation for filing an NDA in the first half of 2017; expectations regarding the Company’s clinical and regulatory activities, including without limitation, the anticipated timing, completion and results of Phase 3 and other clinical studies; beliefs related to potential benefits and effectiveness of, and demand for, the Company’s product candidate; and expectations relating to at-home titration and the impact on the Company’s clinical trials. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. These forward-looking statements are based on the Company’s current expectations and beliefs and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ from those anticipated in such forward-looking statements as a result of risks and uncertainties, and include, but are not limited to, those factors identified under the caption “Risk Factors” in the Company’s Form 10-Q filed with the United States Securities and Exchange Commission (the “SEC”) on August 10, 2016, and its other filings and reports in the United States with the SEC available on the SEC’s web site at www.sec.gov, and in Canada with the various Canadian securities regulators, which are available online at www.sedar.com. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes or otherwise, except as required by law.

Neither the NASDAQ nor the TSX has approved or disapproved of the contents of this press release.

Contact Information

Cynapsus

Kristen Galfetti

Vice President Investor Relations

(416) 703-2449 x246

kgalfetti@cynapsus.ca

Media Contact:

Russo Partners LLC

Matt Middleman

(212) 845-4272

matt.middleman@russopartnersllc.com

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